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                                                                      Exhibit 10

                              EMPLOYMENT AGREEMENT
                                       OF
                               GREGORY T. STEVENS


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into between ENVOY Corporation, a Tennessee corporation ("Company"), and Gregory T. Stevens ("Executive"), effective as of April 1, 1998 (the "Effective Date"). The Company and the Executive are sometimes referred to herein as the "Parties".

         In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Employment: The Company hereby employs the Executive and the Executive hereby accepts employment with the Company upon terms and conditions set forth herein.

2.       Duties and Responsibilities:

         2.1 Extent of Service: The Executive shall, during the term of this Agreement, devote such of his entire time, attention, energies and business efforts ("Business Efforts") to his duties as an Executive of the Company as are reasonably necessary to carry out his duties specified in Paragraph 2.2 below. The Executive shall not, during the term of this Agreement, engage in any other business activity (whether or not such business activity is pursued for gain, profit or other pecuniary advantage) if such business activity would impair the Executive's ability to carry out his duties hereunder. This Paragraph 2.1, however, shall not be construed to prevent the Executive from investing his personal assets as a passive investor.

         2.2 Position and Duties: The Executive shall serve the Company as Vice President, General Counsel and Secretary and, in such capacities, shall be the chief legal officer for the Company and its affiliates and shall have principal responsibility for all legal matters relating to the Company Business (as defined in Section 9.1 below). In furtherance hereof, the parties agree that a significant portion of the Executive's responsibilities shall include those legal matters typically associated with being the chief legal officer of a publicly traded company. The Executive shall perform, faithfully and diligently, the services and functions relating to such offices or otherwise reasonably incident to such offices as may be designated from time to time by the Board of Directors of the Company; provided that all such services and functions shall be reasonable and within the Executive's area of expertise; and provided further that the Executive shall be physically capable of performing the same.

         2.3 Place of Employment: During the term of this Agreement, the Executive's primary place of employment shall be in Nashville, Tennessee, unless otherwise mutually agreed by the



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Company and Executive. During the term of this Agreement, the Company will provide the Executive with a private office and other customary staff support services, all as are commensurate with the services and functions to be performed by him hereunder.

3. Salary and Other Benefits: Subject to the terms and conditions of this
Agreement:

         3.1 Salary: As compensation for his services under and during the term of his employment under this Agreement, the Executive shall be paid an annual salary of not less than $137,500, payable in accordance with the then current payroll policies of the Company. Such salary shall be subject to increase by the Board of Directors of the Company (or the appropriate committee thereof) at the beginning of each calendar year, or otherwise as consistent with the timing of employee pay increases. The annual salary shall be payable pursuant to this Paragraph 3.1 in accordance with the Company's regular payroll practices from time to time (hereinafter sometimes referred to as his "Base Salary").

         3.2 Other Benefits: As long as the Executive is employed by the Company, the Executive shall be entitled to receive the following benefits in addition to his Base Salary:

                  (a) The Executive shall have the right to participate in all group benefit plans of the Company (including without limitation, disability, accident, medical, life insurance, hospitalization and pension) and stock and other incentive plans (including without limitation stock option, stock appreciation or other similar stock based plans), all in accordance with the Company's regular practices with respect to its senior management employees.

                  (b) The Executive shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder. Executive also shall be entitled to reimbursement for professional fees and expenses, including without limitation bar association dues and continuing legal education seminar fees, as are customary to maintain his position and standing as a licensed attorney in the State of Tennessee and in his areas of expertise.

                  (c) The Company shall pay Executive an annual bonus, payable during the first quarter of each year, or otherwise as consistent with the timing of the payment of other employee bonuses, based on the previous year's performance, of up to 20% (or such additional amount as may otherwise be determined by the Board of Directors) of his then current Base Salary (the "Bonus"), subject to performance criteria established by the Board of Directors.

                  (d) The Executive shall be entitled to such vacation, holidays and other paid or unpaid leaves of absence as are consistent with the Company's other senior management employees. Executive shall be entitled to twenty-eight (28) days of paid vacation each



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         year. This vacation allowance shall be cumulative from year to year, but shall be limited to six (6) weeks accumulation. Executive recognizes the essential nature of his duties and hereby agrees the maximum amount of vacation time to be taken shall not exceed twenty-eight (28) consecutive days.

4.    Term: The term of this Agreement shall be for an initial period of thirty
(30) months following the Effective Date (the "Initial Term"), and shall thereafter automatically be extended for additional periods of one year on a yearly basis, unless on or before 60 days prior to the expiration of any subsequent year period, either the Executive or the Company gives the other party notice that the term of this Agreement will not be so extended, in which case the term of this Agreement will end at the end of such period as designated in the notice.

5. Termination and Resignation: During the Initial Term, the Company shall have the right to terminate the Executive's employment hereunder at any time only for Cause. Following the Initial Term, the Company shall have the right to terminate Executive's employment hereunder at any time and for any reason. Upon any termination by the Company, the Executive shall be entitled to receive from the Company prompt payment of the amounts determined pursuant to Paragraph 6. The Executive shall have the right to terminate his employment hereunder at any time by resignation, and he shall thereupon be entitled to receive from the Company prompt payment of the amount determined pursuant to Paragraph 6 below.

6.    Certain Payments Upon Termination and Resignation:

      6.1 Pro Rata Payments: If (a) the Company at any time terminates the Executive's employment for Cause (as defined in Section 6.3 below) or (b) the Executive voluntarily resigns for any reason other than because of an uncured material breach by the Company of any term of this Agreement prior to a Change in Control (as defined in Section 7.3(c) below), then in each case the Executive shall be entitled to receive only his Base Salary and any other accrued benefits due Executive in accordance with Paragraph 3.2(a) on a pro rata basis to the date of termination plus reimbursement of expenses through the date of termination in accordance with Paragraph 3.2(b). If the Executive at any time dies or becomes disabled (being defined as the inability of the Executive to perform his normal employment duties for the remainder of the term of this Agreement because of either physical or mental incapacity), the Executive shall be entitled to receive only his Base Salary and any other accrued benefits due Executive in accordance with Paragraph 3.2(a) on a pro rata basis and reimbursement of expenses in accordance with Paragraph 3.2(b) to the date of termination or resignation. For purposes of this Paragraph 6.1, "pro rata" shall mean the product of the Executive's annual Base Salary that would have been payable had the Executive's employment not terminated multiplied by a fraction the denominator of which is 365 and the numerator of which is the number of days during the calendar year that have passed through the date of the termination of the Executive's employment.



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         6.2 Base Salary Payment: If (a) the Company terminates this Agreement or the Executive's employment without Cause or (b) the Executive resigns because of the uncured material breach by the Company of any term of this Agreement, then in each case the Executive shall be entitled to receive his Base Salary for a period of six months following such termination, payable on a pro rata basis, in accordance with the Company's regular payroll practices. Furthermore, if Executive has not secured regular full-time employment within the six month period following such termination date, the Company will continue to pay his current Base Salary for up to an additional six months or until such time as Executive secures regular full-time employment, whichever is the earlier to occur. The additional six months pay will be evaluated on a monthly basis. Following such termination and in furtherance hereof, Executive agrees to actively seek new regular full-time employment, to provide the Company evidence of his efforts to secure new regular full-time employment and to promptly notify the Company if he secures such employment.

         6.3 Definition of Cause: Termination by the Company of the Executive's employment for "Cause" shall mean termination (a) upon the willful misappropriation of funds or properties of the Company; (b) the willful contravention of the standards referred to in the last sentence of Paragraph 8 below; (c) Executive's gross negligence in the performance of his duties hereunder, intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the directives of the Board of Directors, his superior officers, the Company's policies and procedures, which actions continue for a period of at least five days after receipt by the Executive of written notice of the need to cure or cease; (d) Executive's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company; and (e) Executive's conviction of a felony or other crime involving moral turpitude. For purposes of this definition, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

7.       Effect of Change in Control:

         (a) Contemporaneously with the occurrence of a Change in Control of the Company, all outstanding options previously granted to the Executive under any then existing Company stock option, stock appreciation or other employee incentive plan that are not otherwise exercisable by the Executive at the time the Change in Control of the Company occurs shall immediately vest and remain exercisable for a period of no less than 90 days from such date.

         (b) Following a Change in Control, if (i) the Company fails to cure a material breach hereunder by the Company or (ii) Executive's duties, responsibilities or authority are materially different than prior to the Change in Control, then in each case, the Executive will be entitled, in his sole discretion, to voluntarily resign at any time thereafter and receive the Base Salary payments as set forth in Section 6.2 plus an amount equal to Executive's then current Bonus amount. Furthermore, if not previously vested in accordance with subsection (a) above, all


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outstanding options previously granted to the Executive under any then existing stock option, stock appreciation or other employee incentive plan of the Company (or any successor plan) that are not otherwise exercisable by the Executive shall immediately vest and remain exercisable by Executive for a period of no less than 90 days from such date.

         (c) A "Change in Control" shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the Company's then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

8. Preservation of Business; Fiduciary Responsibility: The Executive shall use his reasonable best efforts to preserve the business and organization of the Company, to keep available to the Company the services of present employees and to preserve the business relations of the Company with suppliers, distributors, customers and others. The Executive shall not commit any act, or in any way assist others to commit any act, which could reasonable be expected to injure the Company in any material respect. So long as the Executive is employed by the Company, the Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon his service and office.

9.       Restrictive Covenants:

         9.1 Covenants Against Competition: Executive acknowledges that (a) the business of the Company and its affiliates is as described in the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission for its fiscal year ended December 31, 1997, and thereafter as described in each successive annual report on Form 10-K filed by the Company (the "Company Business"); and (b) Executive's work relating to Company Business will bring him into close contact with many confidential matters not readily available to the public.

         9.2 Non-Compete: During the term of this Agreement and for a period of one (1) year following the termination of Executive's employment with the Company (including any renewal periods as provided in Paragraph 4), whether Executive's employment terminates pursuant to the provisions of Paragraph 5 of this Agreement or otherwise (collectively, the "Restricted Period"), Executive covenants and agrees that he will not, without the express approval of the Board of


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Directors, anywhere in the continental United States engage in any business, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee or consultant, if such business is competitive with the Company Business; provided, however, that Executive may (a) own, directly or indirectly, solely as an investment, securities of any entity if Executive (i) is not a controlling person with respect to such entity and (ii) does not, directly or indirectly, own five percent or more of any class of the securities of such entity and (b) nothing in this Section 9.2 shall be deemed to prohibit Executive from engaging in the private practice of law during the Restricted Period.

         9.3 Trade Secrets; Confidential Information: Executive covenants and agrees that at all times during and after the Restricted Period, he shall keep secret and not disclose to others or appropriate to his own use or the use of others any trade secrets, or secret or confidential information or knowledge pertaining to the Company Business or the affairs of the Company or any of its affiliates including without limitation trade know-how, trade secrets, consultant contracts, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects. Information shall not be deemed confidential or secret for purposes of this Agreement if it is generally known in the industry.

         9.4 Executives of the Company: During the Restricted Period, Executive shall not directly or indirectly hire away or solicit to hire away from the Company or any of its affiliates any employee of the Company Business or its affiliates.

         9.5 Property of the Company: All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Executive relating to the Company Business or made available to Executive during his employment by the Company concerning the business or affairs of the Company Business or any of its affiliates, other than any of such which may also pertain personally to Executive or were derived from or constitute legal form documents made or developed by Executive in his capacity as an attorney, shall be the exclusive property of the Company and shall be delivered to the Company promptly upon the termination of Executive's employment with the Company or at any other time on request by the Board of Directors of the Company or such affiliates.

         9.6 Rights and Remedies Upon Breach: If Executive breaches, or threatens to commit a breach of, any of the provisions of Paragraphs 9.2 through
9.5 of this Agreement (collectively, the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company:
(a) the right and remedy to have any of the Restrictive Covenants specifically enforced by any court having jurisdiction and in Tennessee by an arbitration panel as provided in Paragraph 12 of this Agreement, it being hereby acknowledged and agreed by Executive that any such breach or


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threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and (b) the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as a result of any transactions constituting a breach of any of the Restrictive Covenants, and Executive shall account for and pay over such benefits to the Company.

         9.7 Severability of Restrictive Covenants: If it is determined that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If it is determined that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision, the geographical area covered thereby, or any other determination of unreasonableness of the provision, the arbitration panel making such determination shall have the power to reduce the duration, area or scope of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

10. Notice: All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed given when delivered in person, by facsimile or other electronic transmission or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):

                  (a)      To the Company:

                           ENVOY Corporation
                           15 Century Boulevard, Suite 600
                           Two Lakeview Place
                           Nashville, Tennessee 37214
                           Attn:    Jim D. Kever
                                    President and Co-CEO
                           Facsimile: (615) 321-4994

                  (b)      To Executive:

                           Gregory T. Stevens
                           4604 Tara Drive
                           Nashville, TN 37215

11. Controlling Law and Performability: The execution, validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Tennessee.



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12.      Arbitration: Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration in Nashville, Tennessee. In the proceeding, the Executive shall select one arbitrator, the Company shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator. The decision of a majority of the arbitrators shall be binding on the Executive and the Company. Should one party fail to select an arbitrator within five days after notice of the appointment of an arbitrator by the other party or should the two arbitrators selected by the Executive and the Company fail to select an arbitrator within ten days after the date of the appointment of the last of such two arbitrators, any person sitting as a Judge of the United States District Court for the Middle District of Tennessee, Nashville Division, upon application of the Executive or the Company, shall appoint an arbitrator to fill such space with the same force and effect as though such arbitrator had been appointed in accordance with the second sentence of this Paragraph 12. Any arbitration proceeding pursuant to this Paragraph 12 shall be conducted in accordance with the rules of the American Arbitration Association. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

13. Additional Instruments: The Parties shall execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

14. Entire Agreement and Amendments: This Agreement contains the entire agreement of the Parties relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

15. Severability: If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

16. Assignments: The Company may assign (whether by operation of law or otherwise) this Agreement only with the written consent of the Executive, which consent shall not be withheld unreasonably, and in the event of an assignment of this Agreement, all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable against the Company's successors and assigns. The rights and obligations of Executive under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

17. Effect of Agreement: Subject to the provisions of Paragraph 16 with respect to assignments, this Agreement shall be binding upon the Executive and his heirs, executors,


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administrators, legal representatives and assigns and upon the Company and respective successors and assigns.

18. Execution: This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same instrument.

19. Waiver of Breach: The waiver by either Party of a breach of any provision of the Agreement by the other Party shall not operate or be construed as a waiver by such Party of any subsequent breach by such other Party.

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

                                        ENVOY CORPORATION


                                        By:   /s/  Kevin M. McNamara
                                            ------------------------------------

                                        Name: Kevin M. McNamara

                                        Title: Chief Financial Officer




                                        EXECUTIVE:


                                        /s/ Gregory T. Stevens
                                        ----------------------------------------
                                        GREGORY T. STEVENS






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